Exhibit 99.5

IKANOS COMMUNICATIONS, INC.

FORM OF NOMINEE HOLDER CERTIFICATION

The undersigned, a broker, dealer, bank, or other nominee holder of rights (the “Subscription Rights”) to purchase shares of common stock, par value $0.001 per share (“Common Stock”), of Ikanos Communications, Inc. (“Ikanos”), pursuant to the Rights Offering described and provided for in the prospectus dated                 , 2014 (the “Prospectus”), hereby certifies to Ikanos, American Stock Transfer & Trust Company, LLC, as Subscription Agent for the Rights Offering, and to AST Phoenix Advisory Partners, a division of American Stock Transfer & Trust Company, LLC, as information agent for the Rights Offering that (1) the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Subscription Rights specified below pursuant to the Basic Subscription Right (as defined in the Prospectus), (2) the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Subscription Rights specified below pursuant to the Over-Subscription Privilege (as defined in the Prospectus), listing separately below the number of shares owned on the record date, the number of shares subscribed for pursuant to Basic Subscription Rights and the number of shares subscribed for pursuant to the Over-Subscription Privilege for each beneficial owner (without identifying any such beneficial owner), and (2) with respect to the exercise of the Over-Subscription Privilege described in (2) above, each such beneficial owner’s Basic Subscription Right has been exercised in full:

Number of Shares of Common Stock Owned on the Record Date	Basic Subscription Rights Exercised	Over-Subscription Privilege Exercised

1.
2.
3.
4.
5.
6.
7.
8.
9.
10.

Name of Broker, Dealer, Bank or Other Nominee

By:
Name:
Title:

Provide the following information, if applicable:

Depository Trust Company (“DTC”) Participant Number:

Participant

By:
Name:
Title:

DTC Basic Subscription Confirmation Number(s):